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                                                                   Exhibit 23(c)



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated November 19, 1999 (except for Note 4, as to which the date is January 13, 2000) with respect to the consolidated financial statements of Xceed, Inc. included in the Company's Annual Report on Form 10-K/A for the year ended August 31, 1999, and to the reference to us under the headings "Experts" in such Registration Statement.



/s/ Holtz Rubenstein & Co., LLP

HOLTZ RUBENSTEIN & CO., LLP
Melville, New York
June 9, 2000